UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2011

SOUND FINANCIAL, INC.
(Exact name of Registrant as specified in its Charter)

United States	000-52889	26-0776123
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2011, Sound Community Bank (the “Bank”), the wholly owned operating subsidiary of Sound Financial, Inc. (the “Company”), amended the supplemental executive retirement plan (SERP) agreement with Laura Lee Stewart, a “named executive officer” of the Company.  The Company and Ms. Stewart also agreed to an additional SERP agreement for Ms. Stewart as well as a Confidentiality, Non-Competition and Non-Solicitation Agreement as of this date.  Ms. Stewart is the President and Chief Executive Officer of the Company and the Bank.

The SERP Agreement Addendum amends the agreements previously entered into with Ms. Stewart dated August 27, 2007.  The foregoing descriptions of the Employment Agreement Addendums are qualified in their entirety by reference to the Employment Agreement Addendums that are attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01  Financial Statements and Exhibits

(c)            The following exhibit is filed as part of this report.

Exhibit 10.1	Amendment to Freeze Benefit Accruals under Executive Long Term Compensation Agreement for Laura Lee Stewart
Exhibit 10.2	Supplemental Executive Retirement Agreement for Laura Lee Stewart
Exhibit 10.3	Confidentiality, Non-Competition, and No-Solicitation Agreement for Laura Lee Stewart

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL, INC.

Date: January 4, 2011	By:	/s/ Matthew P. Deines
Matthew P. Deines Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment to Freeze Benefit Accruals under Executive Long Term Compensation Agreement for Laura Lee Stewart

Exhibit 10.2	Supplemental Executive Retirement Agreement for Laura Lee Stewart

Exhibit 10.3	Confidentiality, Non-Competition, and No-Solicitation Agreement for Laura Lee Stewart